CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Highland Clan Creations Corp. (the "Company") on Form 10-QSB for the period ended November 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brett Stewart, the Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 20, 2005

Brett Stewart

/s/ Brett Stewart______________________
Secretary, Treasurer and Director
(Principal Financial Officer and
Principal Accounting Officer)